                                                                   Exhibit 10.23


DATED 20th May, 1999.

                  LE GALLAIS' REAL ESTATES (0VERSEAS) LIMITED)

                                      AND

                           OCULAR SCIENCES UK LIMITED

                                      AND

                              OCULAR SCIENCES INC.

                                     LEASE

                                  RELATING TO

                              PREMISES AT UNIT ONE

                       (FORMER HENDY POWER PRODUCTS UNIT)

                  SCHOOL LANE CHANDLERS FORD INDUSTRIAL ESTATE
                                 CHANDLERS FORD
                                   HAMPSHIRE


                              Burton Woolf & Turk
                                22-24 Ely Place
                                     London
                                    ECIN GTE

                             DX: 0004 Chancery Lane
                               Tel: 0171 831 6478
                               Fax: 0171 405 4181
                                Ref: 5574/CMS/KH

THIS LEASE is made the 20th day of May One thousand nine hundred and ninety-nine BETWEEN the parties specified in Item 1.1 of Clause 1 of this Lease

WITNESSETH THAT:

Clause 1       PARTICULARS

1.1     THE LANDLORD

        LE GALLAIS' REAL ESTATES (OVERSEAS) LIMITED whose registered office is at 60 Bath Street St Helier Jersey Channel Islands

        THE TENANT

        OCULAR SCIENCES UK LIMITED whose registered office is at Reliant Close Chandlers Ford Hampshire SO53 4ND

        THE GUARANTOR

        OCULAR SCIENCES INC of 475 Eccles Avenue South San Francisco California CA 94080 in the United States of America whose address for service in England and Wales is at Reliant Close Chandlers Ford aforesaid

1.2     THE PREMISES

        Unit One (Former Hendy Power Products Unit) School Lane Chandlers Ford Hampshire which premises are for the purpose of identification only shown edged red on the Plan annexed hereto

1.3     THE TERM

        A term commencing on the 18th May 1999 and expiring on the 23rd day of December 2010

1.4     THE RENT

        ONE HUNDRED AND TWENTY-TWO THOUSAND POUNDS (L.122,000.00) per annum plus Value Added Tax at the current rate until the

        First Review Date and thereafter 'The Rent' shall mean the revised rent ascertained in accordance with the provisions of Schedule (1) hereto and the Rent shall by payable by equal quarterly payments in advance on the usual quarter days in each year with the first payment being for the period from the date hereof to the next following quarter day to be made on the date hereof

        1.5 THE USE: Uses falling within Classes B1 B2 and/or B8 of the Schedule to the Town and Country Planning (Use Classes) order 1987

1.6     THE RESTRICTIONS

        The covenants and matters contained or referred to in the registered freehold title number HP253048

Clause 2      INTERPRETATION

In this Lease (including any Schedule) where the context admits:-

2.1 "the Particulars" means the Particulars as set out in Clause 1 of this Lease and references to numbered items of the Particulars are references to the numbered sub-clauses of that Clause

2.2 "the Landlord" means the person named as the Landlord in item 1.1 of the Particulars and includes any other person for the time being entitled to the immediate reversion expectant on the determination of the term granted by this Lease

2.3 "the Tenant" means the person named as the Tenant in item 1.1 of the Particulars and includes the successors in title to the term created by this Lease

2.4     "the Guarantor" means the person (if any) named as the Guarantor in item
        1.1 of the Particulars

2.5 "the Premises" means the premises as is described in item 1.2 of the Particulars and includes all Landlord's fixtures and fittings in or forming part of the Premises and all additions to the Premises and all pipes sewers conduits cables wires and other conducting media now or hereafter in or about the same and exclusively serving the same

2.6 "The First Review Date" means the 23rd day of December 2004 and the Next Review Date means the 23rd December 2009 and any other date from time to time specified under Schedule {1}-4

2.7 "this Lease" means this Lease and includes any Schedule hereto any license granted pursuant to this Lease and any deed of variation of the provisions hereof and any deed or instrument supplemental hereto

2.8 "Term" means the Term specified in item 1.3 of the Particulars and shall include where appropriate any extension thereof or of the tenancy hereby created whether by agreement of the Landlord and Tenant or by or pursuant to any statute for the time being in force

2.9 "Termination of the Term" means the determination of the Term whether by the effluxion of time re-entry or otherwise under the provisions hereof by notice by surrender by operation law or otherwise or by any other means or cause whatsoever

2.10 "the Rent" means the sum specified as the Rent in item 1.4 of the Particulars

2.11 "Insured Risks" means fire lighting explosion storm tempest flood aircraft or articles dropped from aircraft (other than hostile aircraft) riot civil commotion bursting and overflowing of water pipes tanks and apparatus impact by road vehicles and subsidence heave and slip and such other risks as the Landlord in its reasonable discretion may require that the Tenant shall insure against pursuant to the covenant on the Tenant's part in that respect contained in herein

2.12 "the Landlord's Surveyor" shall mean (at the Landlord's absolute discretion) a chartered surveyor in the employment of the Landlord or a surveyor or firm of surveyors appointed by the Landlord from time to time for the purposes mentioned in this Lease

2.13 "Person" includes a company corporation or other body legally capable of holding land

2.14 "Prescribed Rate" means four per cent (4%) per annum above Lloyds Bank PLC's Base Rate (or any rate of interest published by Lloyds Bank PLC as a substitute for the aforesaid Base Rate for the purposes of this provision and any other provision by virtue of which rates of interest are to be calculated) in force at the date of commencement of the period in respect of which any payment of interest accrues due under this Lease

2.15 "the Planning Acts" means the Town & Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 and the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990 and all statutes referred to therein and all statutes regulations and orders included by virtue of Clause 2.19

2.16 "the Agreement" means the agreement for the grant of this Lease dated 29 day of January 1999 made between the Landlord(1) and the Tenant(2)

2.17 "the Works" means the works contained or referred to in the Schedule of Works annexed to the Agreement

2.18 Reference to any right exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord is to be construed as including where appropriate reference to the exercise of the right by and all persons authorised by the Landlord in common with all other persons having a like right

2.19 the masculine includes the feminine and the singular the plural and vice versa

2.20 Obligations undertaken by more than a single person are joint and several obligations

2.21 Any reference to an Act of Parliament shall include any modification extension or re-enactment thereof for the time being in force and shall include all instruments orders regulations permissions and directions for the time being made issued or given thereunder or drawing validity therefrom

2.22 Any covenant by the Tenant not to do an act or thing shall be construed as if it were a covenant not to do or knowingly permit or suffer such act or thing

2.23 Rights excepted reserved or granted to the Landlord shall be construed as excepted reserved or granted to the Landlord and all persons authorised by the Landlord.

2.24 The clause headings herein are for reference only and shall not be deemed to form part of this Lease nor shall they affect the construction thereof

Clause 3    DEMISE

3.1. THE LANDLORD LETS with full title guarantee the Premises to the Tenant TOGETHER with the rights set out in the Second Schedule hereto EXCEPT AND RESERVED the rights specified in the Third Schedule hereto for the TERM specified in item 1.3 of the Particulars THE TENANT PAYING yearly and proportionately for any fraction of a year the Rent at the times and in the manner specified in items 1.4 of the Particulars

Clause 4    TENANT'S COVENANTS

THE TENANT COVENANTS WITH THE LANDLORD as follows:-

4.1 To pay the Rent at the times and in the manner described in item 1.4 of the Particulars such payment if required by the Landlord to be made by Banker's Order or Credit Transfer to such bank and account as the Landlord shall from time to time nominate

4.2 To pay all existing and future rates taxes assessments impositions and outgoings assessed or imposed on or in respect of the Premises (whether assessed or imposed on the Landlord or the Tenant) PROVIDED THAT if the Premises shall have been left unoccupied during the whole or part of the period of three months immediately preceding the Termination of the Term and there is in force in the rating district within which the Premises are situated any legislation making payable any general void or other rates for unoccupied premises for any period the Tenant shall upon the Termination of the Term pay to the Landlord a sum equal to the general rats for the said period of three months or for the proportion of such period during which the Premises shall have been left unoccupied

4.3 If any rent or other sums payable by the Tenant to the Landlord under this Lease shall be due but unpaid for seven (7) days to pay on demand to the Landlord (if the Landlord shall so require) interest at the Prescribed Rate from time to time (after as well as before any judgment of the Courts) on such money from the due date until payment PROVIDED THAT this sub-clause shall not prejudice any other right or remedy in respect of such money

4.

      4.4.1 Subject to clause 4.4.1.3 at all times to keep the Premises including all parts of the roof main structure and foundations thereof and all other parts thereof and the appurtenances thereof including the doors plate glass and other windows fixtures fittings fastenings wires waste water drain and other pipes and sanitary and water apparatus therein and the painting papering and decoration thereof in good and substantial repair and condition throughout the term (damage by fire and such other risks against which the Landlord shall have insured save where the insurance moneys shall be irrecoverable in consequence of any act or default of the Tenant only excepted) and to renew and replace from time to time all Landlord's fixtures fittings and appurtenances in the Premises which may become or be beyond repair at any time during or at the expiration or sooner determination of the Term PROVIDED THAT:-

            4.4.1.1 the Tenant shall not allow the Premises to fall below the state of repair and condition as evidenced by the Schedule of Condition to be prepared by the Tenant's surveyor such Schedule to be prepared after the initial completion of the Landlord's refurbishment works and such Schedule shall be amended by the Tenant's Surveyor to delete any items which are rectified to the Tenant's Surveyor's satisfaction after the initial completion of the refurbishment works

            4.4.1.2 such Schedule of Condition shall be subject to the approval of the Landlord's Surveyor (such approval not to be unreasonably withheld or delayed) but if no such approval has been given within 28 days (such time period not being unreasonable) of the receipt by the Landlord's Surveyor of the Schedule of Condition then either party may apply to the President of the Royal Institute of Chartered Surveyors for an independent surveyor to be appointed to settle the Schedule of Condition and such independent surveyor shall act as an expert and his decision shall be final and binding upon the Landlord and the Tenant

            4.4.1.3 the Tenant shall not be responsible for any defects which appear in the Works within six (6) months of the date of practical completion thereof and which the Landlord is liable to have made good under clause 5.2

      4.2.2 Completely to redecorate the exterior of the Premises in every fourth year and in the last three months of the Term (however determined) (but not if such redecoration has taken place within the previous twelve months) preparing and painting those parts previously or usually painted with at least two coats of good and suitable paint with tints or colours on each occasion where it differs from the previous tint or colour to be approved in writing by the Landlord such approval not to be unreasonably withheld or delayed

      4.4.3 Completely to re-decorate the interior of the premises in every fifth year and in the last three months of the Term (however determined) (but not if such redecoration has taken place within the last twelve months) preparing and painting those parts previously or usually painted with at least two coats of good and suitable paint with tints or colours on each occasion where it differs from the previous tint or colour to be approved in written by the Landlord such approval not to be unreasonably withheld or delayed

     4.4.4 As often as may be necessary to clean and treat in an appropriate manner to the approval of the Landlord's Surveyor (acting reasonably) all materials surfaces and finishes of the interior of the Premises and in particular all wood plastic metal and stonework of the interior of the Premises not requiring painting or polishing and to wash all surfaces requiring washing

     4.4.5 At the end of Term to give up the Premises and the Landlord's fixtures and fittings therein and to remove the Tenant's trade fixtures and fittings from the Premises leaving the Premises duly repaired and decorated in accordance with the provisions of this sub-clause and clear of any furniture goods or refuse

               PROVIDED THAT:-

               4.4.5.1 All work referred to in this sub-clause shall be done in a good and workmanlike manner and to the reasonable satisfaction of the Landlord's Surveyor or architect

               4.4.5.2 Painting in the last three months of the Term shall be done in colours first approved in writing by the Landlord such approval not to be unreasonably withheld or delayed

               4.4.5.3 Damage by any of the Insured Risks is excepted from the Tenant's liability under this sub-clause unless the whole or any part of the insurance money is irrecoverable by reason of any act or default of the Tenant or the Tenant's invitees reasonably expected to be under the control of the Tenant

               4.4.5.4 The Tenant shall pay the Landlord's Surveyor's or architect's reasonable fees incurred as a result of any breach by the Tenant of this sub-clause

               4.4.5.5 The Tenant shall make good any damage caused to the Premises by any removal of the Tenant's fixtures fittings furniture and effects

               4.4.5.6 The Tenant shall pay a sum equivalent to the loss of rent incurred by the Landlord during such period as is reasonably required for the expeditious carrying out of works after the end of the Term by reason of any breach of this sub-clause

4.5

     4.5.1 To keep the drains and pipes which solely serve the Premises clear and unobstructed and not to do anything which causes an obstruction in any drain or pipe in or serving the Premises

     4.5.2 To take all reasonable precautions against frost damage to any pipes or water apparatus in the Premises

4.6

     4.6.1 To make good any defect in repair or decoration of the Premises for which the Tenant is liable in accordance with the Tenant's covenants and of which the Landlord has given notice in writing such making good to be completed as quickly as reasonably practicable and in any event to commence works within a period of two (2) months from the date of the Landlord's notice or sooner if considered necessary by the Landlord's Surveyor and to use reasonable endeavours to complete such works within a reasonable time being no longer than four (4) months after commencement of works

     4.6.2 If the Tenant shall not comply with sub-clause 4.6.1 hereof the Landlord may (but shall not be obliged to) enter the Premises and make good such defects and the proper expense of doing so (including reasonable surveyors' or architects' fees) shall be repaid by the Tenant on demand

4.7

     4.7.1 To execute all works and to do all things on or in respect of the Premises which are required by the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Health and Safety at Work Act 1974 or any other present or future Act of Parliament and which are or shall be directed or are necessary to be done or executed upon or in respect of the Premises or any part thereof or in respect of the user thereof by the owner lessee tenant or occupier thereof and at all times to save harmless and to keep indemnified the Landlord against all claims demands costs expenses and liability in respect thereof

     4.7.2 To comply with all requirements of current and future Acts of Parliament orders byelaws or regulations as to the user of or otherwise concerning the Premises

4.8 To permit the Landlord and the Landlord's agents and workmen on reasonable prior notice (except in emergency when no notice shall be required) at reasonable hours to enter the Premises for the purpose of:-

     4.8.1  viewing and recording the condition of the Premises

     4.8.2 repairing maintaining alerting or cleaning any part of any adjoining or neighbouring premises of the Landlord

     4.8.3 repairing maintaining cleaning altering replacing or adding to any pipes wires flues channels drains or apparatus which serve any adjoining or nearby premises of the Landlord

     4.8.4 complying with any of its obligations under this Lease or for any other reasonable purpose connected with the management of the Premises

     PROVIDED that the Landlord shall make good as quickly as reasonably practicable all damage to the Premises caused by such entry

4.9 During the last six months of the Term (unless negotiations have commenced under the provisions of the Landlord and Tenant Act 1954 with regard to the renewal of this lease) to allow a letting board or notice to be displayed on the Premises and at any time during the whole of the Term to allow a sale board or notice to be displayed on the Premises (but not so that any board or notice unnecessarily obstructs the light to the Premises) and to allow prospective tenants or purchasers to view the Premises at all reasonable times on reasonable notice

4.10

     4.10.1 Not to assign underlet mortgage charge or share or part with the possession of part only of the Premises nor share the use or occupation or part with possession of the Premises or any part thereof nor permit any person deriving title from the Tenant to do so (save by way of assignment or underletting of the whole as hereinafter mentioned) PROVIDED always that the Tenant may part with or share occupation of the whole or any part of the Premises with a company that is a member of the same group as the Tenant (within the meaning of Section 42 of the Landlord and Tenant Act
            1954) for
               so long as both companies remain members of the same group and in a manner that does not create a legal interest in the Premises

     4.10.2 Not without the Landlord's prior written consent (which shall not be unreasonably withheld or delayed) nor without first satisfying and complying with the circumstances and conditions set out in sub-clause 4.10.3 hereof (which are specified for the purposes of the Landlord & Tenant Act 1927 Section 19A(1));

               4.10.2.1 to assign or part with possession of the Premises as a whole

     4.10.3 The circumstances and conditions referred to in sub-clause 4.10.2 hereof are that:-

               4.10.3.1 In the case of an assignment the assignee is a Qualifying Person; and

               4.10.3.2 Upon or before any assignment the Tenant enters into a Deed of Covenant with the Landlord under which the Tenant:-

               4.10.3.2.1 Guarantees the performance by the proposed assignee of all of the tenant covenants (as defined in Section 28 of the Landlord & Tenant (Covenants) Act 1995 ("the 1995 Act")) throughout the period for which the proposed assignee is bound by the tenant covenants

               4.10.3.2.2 Is liable to the Landlord as principal debtor and is not released even if the Landlord gives the proposed assignee extra time to comply with any obligation or does not insist upon strict compliance with the terms of this Lease

                         4.10.3.2.3 Agrees that in the event that this Lease is disclaimed and if so required by the Landlord he will accept the grant of a new tenancy of the Premises on the same terms and conditions as this Lease at the date of disclaimer and for a term expiring on the term expiry date of this Lease

               4.10.3.3 If so required by the Landlord upon or before any assignment the assignee shall join in the licence to assign and shall covenant with the Landlord to pay the rent reserved by this Lease and any damages accruing to the Landlord by reason of any failure to observe and perform the covenants and conditions on the part of the Lessee herein contained and if reasonably requested by the Landlord the assignee (if a private limited company but not otherwise) shall obtain not more than two guarantors acceptable to the Landlord who covenant by way of indemnity and guarantee (and if more than one jointly and severally) with the Landlord that the assignee will pay the rents reserved by this Lease and will observe and perform the Tenant's Covenants in this Lease and that they will indemnify the Landlord against any loss resulting from a default by the assignee and if this Lease is disclaimed by a liquidator of the company the guarantors will if the Landlord shall so require take from the Landlord a lease of the Premises for the residue of the term which would have remained had there been no such disclaimer at the rent then being paid hereunder and subject to the same covenants and conditions as in this Lease such new lease to take effect from the date of disclaimer and in such case the guarantors shall pay the reasonable costs of such new Lease and execute and deliver to the Landlord a counterpart thereof

          4.10.4 "Qualifying Person" means an assignee who together with any guarantors and other security for the performance by the assignee of the Tenant's Covenants under this Lease (other than any Authorised Guarantee Agreement described in
                    Section 16 of the 1995 Act) is in the reasonable opinion of the Landlord no less likely to pay the rent than the Tenant (and the Guarantor if any) were (or are) in aggregate (after taking into account the value at the date of the application for licence to assign or the value at the date on which this Lease was granted or assigned to the Tenant (whichever value is or was higher) of any other security for the performance of the tenant covenants of this Lease by the Tenant) and the Landlord shall adjudge such likelihood by reference in particular to the financial strength of the proposed tenant which shall be satisfactory if the proposed tenant can show pre-tax profits equal to three times the annual rent in the last three years' accounts

          4.10.5 The Tenant must not sublet the whole of the Premises without the consent of the Landlord such consent not to be unreasonably withheld or delayed

          4.10.6 The Tenant must not sublet the whole of the Premises unless he obtains and produces to the Landlord before the grant of the sublease an order of the appropriate court authorising an agreement between the parties to the sublease excluding the operation of the Landlord and Tenant Act 1954 sections 24-28 inclusive in relation to the tenancy created by it and includes in the terms of the sublease a clause excluding the operation of those sections from it

          4.10.7 Every permitted sublease must be granted without a fine or premium at a rent not less than the current rent payable under this Lease in respect of the Premises to be approved by the Landlord before the sublease (such approval not to be unreasonably withheld or delayed) to be payable in advance on the days on which the Rent is payable under this Lease

          4.10.8 Every permitted sublease must contain provisions approved by the Landlord (such approval not to be unreasonably withheld or delayed) as follows:-

                    4.10.8.1 for the upwards only review of the rent reserved by it on the basis set out in Schedule 1 THE RENT AND RENT REVIEW and on the Review Dates

                    4.10.8.2 prohibiting the subtenant from doing or allowing anything in relation to the Premises inconsistent with or in breach of the provisions of this Lease,

               4.10.8.3 for re-entry by the sub-landlord on breach of any covenant by the subtenant

               4.10.8.4 imposing an absolute prohibition against all dealings with the Premises other than assignment or charging of the whole or underletting

               4.10.8.5 prohibiting assignment or charging of the whole of the Premises or underletting without the consent of the Landlord under this Lease such consent not to be unreasonably withheld or delayed

               4.10.8.6 requiring the assignee on any assignment of the sublease to enter into direct covenants with the landlord to the same effect as those contained in clause 4.10.9

               4.10.8.7 requiring on each assignment of the sublease that the assignor enters into an authorized guarantee agreement in favour of the Landlord

               4.10.8.8 prohibiting the subtenant from holding on trust for another or permitting another to share or occupy the whole or any part of the Premises save that the subtenant may part with or share occupation of the whole or any part of the Premises with a Company that is a member of the same group as the Tenant (within the meaning of Section 42 of the Landlord and Tenant act
                         1954) for so long as both companies remain members of the same group and in a manner that does not create a legal interest in the Premises

                 4.10.8.9 imposing in relation to any permitted assignment or charge the same obligations for registration with the Landlord as are contained in this Lease in relation to dispositions by Tenant and

                 4.10.8.10 excluding the provisions of sections 24-28 of the 1954 Act from the letting created by the sublease

        4.10.9 Before any permitted subletting the Tenant must ensure that the subtenant enters into a direct covenant with the Landlord that while he is bound by the tenant covenants of the sublease and while the subtenant is bound by an authorised guarantee agreement the subtenant will observe and perform the tenant covenants contained in this Lease - except the covenant to pay the rent reserved by this Lease - and in that sublease

        4.10.10 Upon every application for consent required by this sub-clause to disclose to the Landlord such information as to the terms of the proposed transaction as the Landlord shall reasonably require

        4.10.11 Within one month after its date to produce to the Landlord every assignment or document evidencing a devolution of this Lease or the Premises paying a reasonable fee therefor (being not less than Twenty Five Pounds (L25.00)) for each such registration and at the same time to provide the Landlord with a certified copy of such assignment

4.11.
        4.11.1 Not to make any structural alterations or additions whatsoever to the Premises or the exterior thereof PROVIDED THAT the Tenant may make non-structural alterations in the Premises with the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed) and the Tenant covenants to carry out any such alterations in a good and workman-like manner using good materials suitable for the alterations

        4.11.2 At the end of the Term if so required by the Landlord acting reasonably substantially to reinstate the Premises to the same condition as they were at the date of the grant of this Lease such reinstatement to be carried out under the supervision and to the reasonable satisfaction of the Landlord's Surveyor or architect

4.12

        4.12.1 Not without the Landlord's written consent such consent not to be unreasonably withheld or delayed to place or display outside the Premises or inside the Premises so as to be visible from the outside any poster notice advertisement name or sign except the name of the Tenant displayed in a position and in a manner first approved in writing by the Landlord at the entrance to the Premises and for the avoidance of doubt the Landlord confirms its approval of all signs existing at the Premises at the date hereof

        4.12.2 Not to fix any aerial or other device to the exterior of the Premises or in any way interfere with the exterior of the Premises without first obtaining the Landlord's approval (such approval not be unreasonably withheld or delayed)

4.13

        4.13.1 To comply with all requirements and regulations of the electricity supply authority as to the electrical installation in the Premises

        4.13.2 Not without the Landlord's written consent (which shall not be unreasonably withheld or delayed) to alter or extend the electrical installation or wiring in the Premises

        4.13.3 Not to use any apparatus which overloads the electrical installation in the Premises or the Building

4.14 Not to do anything upon the Premises which is or may become a nuisance damage or annoyance to the Landlord or to the tenant or occupier of any adjoining or nearby premises

        4.14.1  Not to use the whole or any part of the Premises:

                4.14.1.1  for any illegal or immoral purpose

                4.14.1.2 for any offensive noisy or dangerous trade business or manufacture

                4.14.1.3  for any purpose other than the Use

        4.14.2  Not to allow any person to reside or sleep on the Premises

4.15

        4.15.1 Not (by act or omission) to do anything which may invalidate any insurance policy effected by the Tenant in respect of the Premises or increase the premium for it

        4.15.2 Without prejudice to the rights of the Landlord in respect of any breach of sub-clause 4.15.1 of this Clause to repay to the Landlord on demand all losses or damages suffered by the Landlord by reason of any breach by the Tenant of the said sub-clause 4.15.1

        4.15.3 To notify the Landlord in writing within forty-eight (48) hours of any outbreak of fire in the Premises or other event likely to lead to a claim on the Tenant's insurance relating to the Premises (of which the Tenant has knowledge)

                4.15.4 At all times during the Term to comply with all requirements and recommendations from time to time of the appropriate authority in relation to fire precautions affecting the Premises

        4.16 Not to use (except in the case of fire or other emergency) or obstruct the fire escapes in the Premises and to comply with the Fire Authority's regulations relating to their use

        4.17 Not to overload the floors or structure of the Premises and not to bring any excessively heavy article into the Premises without first obtaining the Landlord's written consent such consent not to be unreasonably withheld or delayed

        4.18 Not to play or use any musical instrument loudspeaker tape recorder gramophone wireless television set or other equipment which reproduces music or speech in the Premises so that it can be heard outside the Premises or in adjoining premises

        4.19    Not to keep any animal fish reptile or bird in the Premises

        4.20

                4.20.1 To supply the Landlord with a copy of any notice order or proposal for a notice or order affecting the Premises served on the Tenant by any competent authority (or received by the Tenant from any undertenant or other person) as soon as reasonably practicable after it is received by the Tenant and without delay to take all reasonable or necessary steps to comply with any such notice or order

          4.20.2 At the request of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any such notice or order or proposal for the same as the Landlord shall reasonably require at the joint expense of the Landlord and the Tenant provided such obligation or representation does not conflict with the Tenant's interests

     4.21

          4.21.1 To comply with all requirements under the Planning Acts which affect the Premises

          4.21.2 Not without the Landlord's written consent such consent not to be unreasonably withheld or delayed to make any application for planning permission affecting the Premises or to implement any such permission

     4.22 To preserve so far as the Tenant is able all rights of light and other easements enjoyed by the Premises and at all times to afford to the Landlord such reasonable facilities and assistance as may enable the Landlord to prevent anyone acquiring any right of light or other easement over the Premises


     4.23 To pay to the Landlord on an indemnity basis all reasonable costs fees charges disbursements and expenses (including without prejudice to the generality of the foregoing those payable to Counsel Solicitors or Surveyors and Bailiffs) properly incurred by the Landlord in relation or incidental to:

          4.23.1 every application made by the Tenant for a consent or license required or made necessary by the provisions of this Lease whether the same be granted or refused or proffered subject to any qualification or condition or whether the application be withdrawn

        4.23.2 the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or incurred by or in proper anticipation of proceedings under Section 146 or 147 of the Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

        4.23.3 the recovery or attempted recovery of arrears of rent or other sums lawfully due from the Tenant (including without prejudice to the generality of the foregoing any reasonable bailiffs' fees or commission of any description payable or incurred by the Landlord) and

        4.23.4 any steps taken in connection with the preparation and service of a Schedule of Dilapidations during or within 3 months after the expiration of the Term

4.24 At the end of the Term to give up all keys of the Premises to the Landlord and to remove all lettering and signs put up by the Tenant in the premises and to make good any damage caused by such removal

4.25 In addition to the rents fees and other payments payable by the Tenant under this Lease to the Landlord or any other person or company upon production of a valid VAT invoice to pay any Value Added Tax which is now or becomes payable in respect of such rents fees and other payments

4.26 At all times during the Term to observe and perform the restrictions (if any) specified in sub-clause 1.6 of the Particulars

4.27 To indemnify the Landlord from and against all losses any actions proceedings claims damages costs expenses arising from any breach non-observance or non-performance of the Tenant's covenants and conditions contained in this Lease and sub-clause 1.6 of the Particulars

Clause 5        LANDLORD'S COVENANTS

THE Landlord COVENANTS with the Tenant as follows:-

5.1 That the Tenant may enjoy the Premises peaceably and quietly during the Term and any continuation thereof without any interruption or disturbance by the Landlord or any person lawfully claiming under or in trust for the Landlord

5.2 To procure that the contractor employed to carry out the Works shall rectify (as soon as practicable and in any event fully in accordance with the terms of the building contract for the Works made between the Landlord (1) and such contractor (2)) any defects in the Works which come to the Landlord's knowledge within six (6) months of the date of practical completion of the Works

Clause 6        PROVISOS

THE Parties AGREE that the Lease is subject to the following provisos:-

6.1     If at any time during the Term:

        6.1.1 the Rent (or any part thereof) shall be in arrears and unpaid for twenty-one days after becoming payable (whether formally demanded or not) or

        6.1.2 there shall be any substantial breach non-performance or non-observance by the Tenant or the Guarantor of any of the covenants and conditions contained in this Lease or

        6.1.3 in respect of a Tenant who is an individual then on an application being made for an Interim Order or on a Bankruptcy Petition being presented or if a Bankruptcy Order is made against him or where a Tenant makes an individual voluntary arrangement with his Creditors or in the case of the Tenant being a company if the company goes into liquidation

            (whether compulsory or voluntary) but not a voluntary winding-up for the amalgamation or reconstruction of a solvent company or if the company has a Receiver Administrative Receiver or provisional Liquidator appointed or if the company has a petition presented for an Administration Order or a proposal made for a voluntary arrangement or a scheme of arrangement the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to either party against the other in respect of any antecedent breach (including the breach in relation to which re-entry is made) of any of the covenants and conditions contained in this Lease

6.2 The Landlord shall be entitled to alter add to and execute works on other parts of the Landlord's adjoining and nearby premises notwithstanding that the access of light and air to the Premises may be interfered with and the Landlord shall not be liable to pay any compensation by virtue of its exercising these rights

6.3 The Landlord shall not be responsible to the Tenant or the Tenant's licensees nor to any other person in the Premises for any:-

      6.3.1    accident happening or injury suffered in the Premises or

      6.3.2 damage to or loss of any goods or property sustained in the Premises or

      6.4.3 act omission or negligence of any employee of the Landlord or Tenant

6.4 If at the end of the tenancy any furniture or effects belonging to the Tenant are left in the Premises for more than fourteen (14) days the Landlord shall have power to sell the same as agent for and on behalf of the Tenant and the Landlord shall pay or account to the Tenant on demand for any proceeds of sale (but not any interest thereon) less any reasonable costs of storage and sale reasonably incurred by the Landlord and any other sums still remaining lawfully due to the Landlord under the terms of this Lease

6.5 Subject to the provisions of Section 38(2) of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee shall be entitled to any compensation under Section 37 of that Act (or any corresponding provision in any Act amending or replacing it) upon quitting the Premises or any part of it

6.6 That no demand for or acceptance or receipt of any part of the Rent or additional rent or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of any breach of covenant by the Tenant notwithstanding that the Landlord may know or be deemed to know of such demand acceptance or receipt and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such demand receipt or acceptance as aforesaid as a defence

7.1   Tenant to Insure

            The Tenant covenants with the Landlord to insure the Premises (excluding any fixed equipment or machinery fixtures or fittings installed by the Tenant) in the name of the Tenant and to the procure that the Landlord's interest is noted on the policy

      7.2   Details of the Insurance

            Insurance shall be effected:

          7.2.1 in such insurance office or with such underwriters and through such agency as the Landlord (acting reasonably) may from time to time approve (such approval not to be unreasonably withheld or delayed)

          7.2.2     for the following sums:

                    7.2.2.1 such sums as the Landlord shall from time to time be properly advised as being the full cost of rebuilding and reinstatement including architects' surveyors' and other professional fees payable upon any applications for planning permission or other permits or consents that may be required in relation to the rebuilding or reinstatement of the Premises the cost of shoring-up debris removal demolition site clearance any works that may be required by statute incidental expenses and

                    7.2.2.2 the loss of Rent payable under this lease from time to time (having regard to any review of the rent which may become due under this lease) for three years

          7.2.3 against damage or destruction by the Insured Risks to the extent that such insurance may ordinarily be arranged for properties such as the Premises with an insurer of repute and subject to such excesses exclusions or limitations as the insurer may require

     7.3  Suspension of Rent

          7.3.1     If and whenever during the Term:

                    7.3.1.1 the Premises or any part of them are damaged or destroyed by any of the Insured Risks except one against which insurance may not ordinarily be arranged with an insurer of repute for properties such as the Premises unless the Tenant has in fact insured against that risk so that the Premises or any part of them are unfit for occupation or use and

                    7.3.1.2 payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority and reasonably expected to be under the Tenant's control the provisions of clause 7.4.2 shall have effect

          7.3.2 When the circumstances contemplated in clause 7.4.1 arise the Rent or a fair proportion of it according to the nature and the extent of the damage sustained shall cease to be payable until the Premises or the affected part shall have been rebuilt or reinstated so that the Premises or the affected part are made fit for occupation or use or until the expiration of three years from the destruction or damage whichever period is the shorter (the amount of such proportion and the period during which the Rent shall cease to be payable to be determined in accordance with the Arbitration Act 1996 by an arbitrator to be appointed by agreement between the parties

7.4   Reinstatement or Termination If Prevented from Reinstatement

      7.4.1   If and whenever during the Term:

              7.4.1.1 the Premises or any part of them are damaged or destroyed by any of the Insured Risks except one against which insurance may not ordinarily be arranged with an insurer of repute for properties such as the Premises unless the Tenant has in fact insured against that risk and

              7.4.1.2 the payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority and reasonably expected to be under the Tenant's control the Tenant shall use all reasonable and commercial endeavours to obtain all planning permissions and other permits and consents that may be required under the Planning Acts or other statutes (if any) to enable the Tenant to rebuild or reinstate ("the Permissions")

      7.4.2 Subject to the provisions of clauses 7.4.3 and 7.4.4 the Tenant shall as soon as the Permissions have been obtained or as soon as reasonably practicable where no Permissions are required apply all money received by the Tenant in respect of such insurance (except sums in respect of loss of Rent) in rebuilding or reinstating the Premises so destroyed or damaged

      7.4.3 For the purposes of this clause the expression "Supervening Events" means any one or more of the following circumstances:

              7.4.3.1 the Tenant has failed despite using all reasonable and commercial endeavours to obtain the Permissions

              7.4.3.2 any of the Permissions have been granted subject to a lawful condition with which in all the circumstances it would be unreasonable and not financially viable to expect the Tenant to comply

              7.4.3.3 some defect or deficiency in the site upon which the rebuilding or reinstatement is to take place would mean that the same could only be undertaken at a cost that would be unreasonable and not financially viable in all the circumstances

              7.4.3.4 the Tenant is unable to obtain access to the site for the purposes of rebuilding or reinstating

              7.4.3.5 the rebuilding or reinstating is prevented by war, act of God, Government action or

              7.4.3.6   any other circumstances beyond the control of the Tenant

      7.4.4 The Tenant shall not be liable to rebuild or reinstate the Premises if and for so long as such rebuilding or reinstating is prevented by one or more of the Supervening Events

      7.4.5 If upon the expiry of a period of three years commencing on the date of the damage or destruction the Premises have not been rebuilt or reinstated so as to be fit for the Tenant's occupation and use either party may by notice served at any time within six months of the expiry of such period invoke the provisions of clause 7.4.6

     7.4.6     Upon service of a notice in accordance with clause 7.4.5

               7.4.6.1 the Term will absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other including (without prejudice to the generality of the above) any right that the Landlord might have against the Tenant for a breach of the Tenant's covenants set out in clauses
                         7.4.1 and 7.4.2

               7.4.6.2 all the money received in respect of insurance effected by the Tenant pursuant to this clause shall belong to the Landlord save that the Tenant shall be entitled to deduct therefrom the reasonable and proper costs to it of seeking to procure or obtain the Permissions and the cost of clearing the site (if actually cleared) and all works already undertaken in reasonable contemplation of obtaining the Permissions and reinstating the Premises

7.5  Tenant's Insurance Covenants

     The Tenant agrees with the Landlord

     7.5.1 to comply with all the requirements and recommendations of the insurers

     7.5.2 not to do or omit anything that could cause any policy of insurance on or in relation to the Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium) anything by which additional insurance premiums may become payable

     7.5.3 to keep the Premises supplied with such fire fighting equipment as the insurers and the fire authority may require and to maintain such equipment to their satisfaction and in efficient working order and at least once in every six months to cause any fire fighting equipment to be inspected by a competent person PROVIDED THAT this clause shall not oblige the Tenant to install a sprinkler system or make or undertake any substantial works for the prevention or extinguishment of fire

     7.5.4 not to store or bring onto the Premises any article substance or liquid of a specially combustible inflammable or explosive nature and to comply with the requirements and recommendations of the fire authority relating to the Premises PROVIDED ALWAYS that this shall not prohibit the Tenant from storing on the Premises any such articles or substances which it requires in connection with its business provided that they shall be stored in an appropriate container

     7.5.5 not to obstruct the access to any fire equipment or the means of escape from the Premises nor to lock any fire door while the Premises are occupied

     7.5.6 to give notice to the Landlord as soon as reasonably practicable upon becoming aware of the happening of any event which might affect any insurance policy on or relating to the Premises or upon the happening of any event against which the Tenant may have insured under this lease

7.5.7 if at any time the Tenant shall be entitled to the benefit of any insurance relating to the Premises (which is not effected or maintained in pursuance of any obligations contained in this lease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

7.5.8 if and whenever during the Term the Premises or any part of them are damaged or destroyed by an Insured Risk and the insurance money under the policy of insurance effected by the Tenant pursuant to its obligations contained in this lease is by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's control wholly or partially irrecoverable as soon as reasonably practicable in every such case to rebuild and reinstate to its own expense the Premises or the part destroyed or damaged to the reasonable satisfaction of and under the supervision of the Landlord's Surveyor the Tenant being allowed towards the expense of so doing the amount (if any) actually received in respect of destruction or damage under any such insurance policy

        7.5.10 The Tenant agrees with the Landlord in relation to the policy of insurance effected by the Tenant pursuant to its obligations in this lease:

                7.5.10.1 on renewal in every year to produce to the Landlord reasonable evidence of the terms of the policy and the fact that the last premium has been paid

                7.5.10.2 to procure (if requested in writing) that the interest of the Landlord's mortgage is noted or is endorsed on the policy

                7.5.10.3 to notify the Landlord of any material change in the risks covered by the policy from time to time

8.      GUARANTOR'S COVENANTS

8.1

8.1.1

The Guarantor's covenants with the Landlord are given as sole or principal debtor or covenant or with the landlord for the time being and with all his successors in title without the need for any express assignment and the Guarantor's obligations to the Landlord will last throughout the period during which the original tenant is bound by the tenant covenants of this Lease and for the avoidance of doubt shall last throughout any additional period during which the original tenant is liable under an authorised guarantee agreement but not further or otherwise

8.1.2   THE COVENANTS

The Guarantor covenants with the Landlord to observe the requirements of this clause

8.1.2.1 PAYMENT OF RENT AND PERFORMANCE OF THE LEASE

The Tenant must pay the Rent and VAT lawfully charged on them (subject to the production of a valid VAT invoice) punctually and substantially observe and perform the covenants and other terms of this Lease and if at any time during the period while the Tenant is abound by the tenant covenants of this Lease the Tenant defaults in paying the Rent or in substantially observing or performing any of the covenants or other terms of this Lease then the Guarantor must pay the Rent and substantially observe or perform the covenants or terms in respect of which the Tenant is in default and make good to the Landlord on demand and indemnify the Landlord against all losses resulting from such non-payment non-performance or non-observance notwithstanding

(a) any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the Rent or the observance or performance of the covenants or other terms of this Lease or any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord is entitled - or will after the service of a notice under the Law of Property Act of 1925 section 146 be entitled - to reenter the Premises

(b) that the terms of this Lease may have been varied by agreement between the Landlord and the Tenant

(c) that the Tenant has surrendered part of the Premises - in which event the liability of the Guarantor under this Lease is to continue in respect of the part of the Premises not surrendered after making any necessary apportionments under the Law of Property Act 1925 section 140 and

     (d) anything else by which but for this clause 8.1.2.1 the Guarantor would be released

          8.1.2.2 If at any time during the period while the Tenant is bound by the tenant covenants of this Lease any trustee in bankruptcy or liquidator of the Tenant disclaims this Lease the Guarantor must if so required by written notice served by the Landlord within 90 days of such disclaimer take from the Landlord forthwith a lease of the Premises for the residue of the Term as at the date of the disclaimer at the Rent then payable under this Lease and subject to the same covenants and terms as in this Lease - except that the Guarantor need not ensure that any other person is made a party to that lease as guarantor - the new lease to commence on the date of the disclaimer The Guarantor must pay the reasonable costs of the new lease and VAT lawfully charged thereon and execute and deliver to the Landlord a counterpart of the new lease

          8.1.2.3 If this Lease is disclaimed and the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 8.1.2.2 the Guarantor must pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Premises and the Rent in both cases for the period commencing with the date of the disclaimer and ending on whichever is the earlier of the date 5 months after the disclaimer or the date if any upon which the Premises are re-let and the end of the contractual term

          8.1.2.4 If at any time during the period while the Tenant is bound by an authorised guarantee agreement the Tenant defaults in his obligations under that agreement the Guarantor must make good to the Landlord on demand and indemnify the Landlord against all losses resulting from that default notwithstanding-

        8.1.2.4.1 any time or indulgence granted by the Landlord to the Tenant or neglect or forbearance of the Landlord in enforcing the payment of any sum or the observance or performance of the covenants of the authorised guarantee agreement

        8.1.2.4.2 that the terms of the authorised guarantee agreement may have been varied by agreement between the landlord and the Tenant or anything else by which but for this clause 8.1.2.4 the Guarantor would be released

8.1.3

8.1.3.1

Any provision of this clause 8 rendered void by virtue of the Landlord and Tenant (Covenants) Act 1995 section 25 is to be severed from all remaining provisions and the remaining provisions are to be preserved

8.1.3.2

If any provision in this clause 8 extends beyond the limits permitted by the Landlord and Tenant (Covenants) Act 1995 section 25 such provision is to be varied so as not to extend beyond those limits

                   THE SCHEDULE (1): THE RENT AND RENT REVIEW

{1}-1  DEFINITIONS

For all purposes of this Schedule the terms defined in this paragraph {1}-1 have the meanings specified:

(1)-1.1         'THE ASSUMPTIONS'

'The Assumptions' means -

(1)-1.1.1 the assumption that no work has been carried out on the Premises during the Term by the Tenant, his subtenants or their predecessors in title or any occupiers that has diminished the rental value of the Premises

(1)-1.1.2 the assumption that if the Premises have been destroyed or damaged they have been fully rebuilt or reinstated,

(1)-1.1.3 the assumption that the covenants contained in this Lease on the part of the Tenant have been fully performed and observed,

(1)-1.1.4 the assumption that the Premises are available to let by a willing landlord to a willing tenant in the open market by one lease ('the Hypothetical Lease') without a premium being paid by either party and with vacant possession,

(1)-1.1.5 the assumption that the Premises have already been fitted out and equipped by and at the expense of the incoming tenant so that they are capable of being used by the incoming tenant from the beginning of the Hypothetical Lease for all purposes required by the incoming tenant that would be permitted under this Lease,

(1)-1.1.6 the assumption that the Hypothetical Lease contains the same terms as this Lease, except the amount of the Initial Rent and any rent-free period allowed to the Tenant for fitting out the Premises for his occupation and use at the commencement of the Term, but including the provisions for rent review on the Review Dates, and except as set out in paragraph (1)-1.1.7,

     (1)-1.1.7 the assumption that the term of the Hypothetical Lease is equal in length to the term remaining unexpired at the relevant review date and that such term begins on the relevant review date, that the rent commences to be payable on that date, and that the years during which the tenant covenants to decorate the Premises are at the same intervals after the beginning of the term of the Hypothetical Lease as those specified in this Lease

     (1)-1.1.8 the assumption that every prospective willing landlord and willing tenant is able to recover VAT in full

     (1)-1.1.9 the [                      ] floor area of the Premises is the
               figure specified in the "Floor Area Memorandum" to be annexed to this Lease and Counterpart thereof in accordance with the terms of this Agreement

     (1)-1.2   'THE DISREGARDS'
     'The Disregards' means -

     (1)-1.2.1 disregard of any effect on rent of the fact that the Tenant, his subtenants, or their predecessors in title or any lawful occupier have been in occupation of the Premises,

     (1)-1.2.2 disregard of any goodwill attached to the Premises because the business of the Tenant, his subtenants, or their predecessors in title in their respective businesses is or was carried on there, and

     (1)-1.2.3 disregard of any increase in rental value of the Premises attributable at the relevant review date to any improvement to the Premises carried out, with consent where required, otherwise than in pursuance of an obligation to the Landlord or his predecessors in title either -

     (a) by the Tenant, his subtenants, or their predecessors in title or any lawful occupier during the Term or during any period of occupation before the Term, or

     (b) by any tenant or subtenant of the Premises or any lawful occupier before the commencement of the Term, provided that the Landlord or his predecessors in title have not since the improvement was carried out had vacant possession of the relevant part of the Premises, and

{1}-1.2.4 disregard of the taxable status of the Landlord or the Tenant for the purpose of VAT

[1]-1.2.5 disregard of any rent obtained on any sub-letting of the Premises where such rent is at a rate less than the current rent payable under this Lease

(1)-1.3   'AN EXPERT'

References to 'an expert' are references to an independent valuer appointed by agreement between the Landlord and the Tenant or, in the absence of agreement within 14 days of one of them giving notice to the other of his nomination, nominated by the President on the application of either party made not earlier than 6 months before the relevant review date or at any time thereafter to determine the rent under this schedule

{1}-1.4   'THE PRESIDENT'

'The President' means the President for the time being of the Royal Institution of Chartered Surveyors or any person authorised by him to make appointments on his behalf

{1}-1.5   'A REVIEW PERIOD'

References to a 'Review Period' are references to the period beginning on any review date and ending on either the day before the Next Review Date or the 23rd December 2010 whichever is the first date to occur after the relevant review date

{1}-2     ASCERTAINING THE RENT

{1}-2.1   THE RENT

Until the First Review Date the Rent is to be ONE HUNDRED AND TWENTY-TWO THOUSAND POUNDS (L122,000.00) plus Value Added Tax at the current rate per annum and thereafter for each successive Review Period a sum equal to the greater of the rent payable under this Lease immediately before the relevant review date, or, if payment of rent has been suspended as provided for in this Lease, the rent that would have been payable had there been no such suspension, or the revised rent ascertained in accordance with this Schedule

{1}-2.2   AGREEMENT OF THE RENT

Six months before each review date, time not being of the essence of the contract, the Landlord and the Tenant must explore the possibility of open negotiations with a view to reaching a written agreement as to the Rent for the following review period and the Rent for that period may be agreed at any time or, in the absence of agreement, is to be determined by an expert.

{1}-2.3   OPEN MARKET RENT

The sum to be determined by the expert must be the sum at which, acting as an expert and not as an arbitrator or quasi-arbitrator, he decides the Premises might reasonably be expected to be let in the open market at the relevant review date making the Assumptions but disregarding the Disregards.

{1}-2.4   CONDUCT OF THE DETERMINATION

{1}-2.4.1 FEES AND EXPENSES

The fees and expenses of the expert and any VAT payable on them, including the cost of his appointment, are to be borne equally by the Landlord and by the Tenant, who must otherwise each bear their own costs.

{1}-2.4.2 REPRESENTATIONS

An expert must afford each of the parties an opportunity to make written representations to him and also an opportunity to make written counter-representations on any representations made to him by the other party but is not to be in any way limited or fettered by such representations and counter-representations and is to be entitled to rely on his own judgment and opinion.

{1}-2.4.3 REPLACEMENT OF AN EXPERT

If an expert dies or refuses to act or becomes incapable of acting or if he fails to publish his determination within 4 months of the date on which he accepted the appointment, either party may apply to the President to discharge him and appoint another in his place.

{1}-2.5   MEMORANDA OF AGREEMENT

Whenever the Rent has been ascertained in accordance with this schedule, memoranda to that effect must be signed by or on behalf of the Landlord and the Tenant annexed to this document and its counterpart, and the Landlord and the Tenant must bear their own costs in this respect.

{1}-3     PAYMENT OF THE RENT AS ASCERTAINED

{1}-3.1   WHERE THE RENT IS NOT ASCERTAIN BY A REVIEW DATE

If the Rent payable during any review period has not been ascertain by the relevant review date, then rent is to continue to be payable at the rate previously payable, such payments being on account of the rent for that review period.

{1}-3.2   WHERE A REVIEW DATE IS NOT A QUARTER DAY

If the Rent for any review period is ascertain on or before the relevant review date but that date is not a quarter day, then the Tenant must pay to the Landlord on that review date the difference between the Rent due for that quarter and the Rent already paid for it.

{1}-3.3   BACK-PAYMENT WHERE REVIEW DELAYED

If the Rent payable during any review period has not been ascertained by the relevant review date, then the Tenant must pay to the Landlord, within fourteen
(14) days of the date on which the Rent is agreed or the expert's determination is received by him, any shortfall between the Rent that would have been paid for that period had it been ascertain on or before the relevant review date and the payments made by the Tenant on account and any VAT payable thereon, and interest, at the base lending rate from time to time of Lloyds Bank plc, in respect of each instalment of rent due on or after that review date on the amount by which the instalment of the Rent that would have been paid had it been ascertained exceeds the amount paid by the Tenant on account, the interest to be payable for the period from the Relevant Review Date up to the date of payment of the shortfall

{1}-4.    EFFECT OF COUNTER-INFLATION PROVISIONS

If at any review date a statute prevents, restricts or modifies the Landlord's rights either to review the Rent in accordance with this Lease or to recover any increase in the Rent, then the Landlord may, when the restriction or modification is removed, relaxed or varied -- without prejudice to his rights, if any, to cover any rent the payment of which has only been deferred by statute -- on giving not less than 1 month's nor more than 3 months' notice to the Tenant at any time within 6 months of the restriction or modification being removed, relaxed or varied, require the Tenant to proceed with any review of the Rent that has been prevented or to review the Rent further where the Landlord's right was restricted or modified. The date of expiry of the notice is to be treated as a review date -- provided that nothing in this paragraph is to be construed as varying any subsequent review date. The Landlord may recover any increase in the Rent with effect from the earliest date permitted by law.

                         SCHEDULE (2) - TENANT'S RIGHTS

The following rights and easements are granted out of the Landlord's adjoining property and to the Tenant any undertenant and occupiers of the Premises and all other persons authorised by the Tenant in common with all other persons authorised by the Landlord or having the like rights and easements:

[2]-1 The free and uninterrupted use of all pipes wires flues channels drains and apparatus which serve the Premises

[2]-2 The right to enter upon neighbouring premises within title HP253048 at all reasonable times upon reasonable notice (except in case of emergency when no notice shall be required) for the purpose of:-

          (2)-2.1 inspecting maintaining cleansing repairing renewing and replacing the said pipes wires flues channels drains and apparatus and making connections thereto and

          (2)-2.2 executing or permitting or suffering the execution of works or alterations to the Premises

(2) - 3 The right at all times of access to and egress from the Premises with or without vehicles over the land cross-hatched blue on the Plan provided that the Tenant shall not block such access at any time

(2) - 4 The right to support and shelter now or hereafter belonging to or enjoyed by the Premises

                   SCHEDULE (3) - EXCEPTIONS AND RESERVATIONS

The following rights and easements are excepted and reserved out of the Premises unto the Landlord and its tenants and the occupiers of any adjoining or neighbouring land and/or premises and all other persons authorised by the Landlord or having like rights and easements:

(3) - 1 The free and uninterrupted use of all pipes wires flues channels drains and apparatus which are in the Premises and serve other premises

(3) - 2 The right to enter upon the Premises at all reasonable times upon reasonable prior notice (except in case of emergency when no notice shall be required) for the purpose of:-

        (3) - 2.1   inspecting maintaining cleansing repairing renewing and
                    replacing the said pipes wires flues channels drains and apparatus and making connections thereto the person or persons exercising such rights making good any damage caused to the Premises as soon as reasonably practicable

        (3) - 2.2   executing or permitting or suffering the execution of works or alterations to any premises adjoining the Premises in such manner as the Landlord (acting reasonably) shall think fit the person or persons exercising such rights making good any damage caused to the Premises as soon as reasonably practicable

{3}-3 All rights of light air and other easements and rights now or hereafter belonging to or enjoyed by the Premises from or over any adjacent or neighbouring land or building

{3}-4 The right to build or rebuild or alter any adjacent or neighbouring land or building in any manner whatsoever and to let the same for any purpose or otherwise deal therewith notwithstanding that the light or air to the Premises is in any way diminished

{3}-5 The right to support and shelter and all other easements and rights now or hereafter belonging to or enjoyed by all adjacent or neighbouring land or building an interest wherein in possession or reversion is at any time during the Term hereby granted vested in the Landlord

{3}-6 The right to enter upon the Premises at all reasonable times upon reasonable prior notice for the purpose of execution or permitting or suffering the execution of works required to complete any snagging works required following the Landlord's refurbishments the person or persons exercising such rights making good any damage caused to the Premises as soon as reasonably practicable

{3}-7 The right of access to and egress from Unit 2 Power Products School Lane over and across the land cross-hatched black on the Plan provided that such access shall not be blocked at any time

{3}-8 The right of emergency pedestrian escape from the rear of the adjacent warehouse currently known as Unit 2 Power Products over such roadways and footpaths as form part of the Premises

IN WITNESS whereof the parties hereto have duly executed this Lease the day and year first before written


                                                       Common seal of Company
THE COMMON SEAL of                                          [COMPANY SEAL]
LE GALLAIS' REAL ESTATES
(OVERSEAS) LIMITED was affixed
in the presence of:-


/s/  PETER LE GALLAIS
----------------------------------
     Signature of Director


/s/  IAN LE GALLAIS
----------------------------------
     Signature of Director